UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code)

411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in the Authorized shares of Common Stock and change in par value:

On September 15, 2014, the Board of Directors of Cardiff International, Inc., a Florida corporation (the ”Corporation”) authorized five million (5,000,000) shares of Common Stock; in addition the par value of the stock was adjusted from $0.00001 to a new par value of $0.001. The Board of Directors also approved amended and restated By-Laws as a result of our new business model and Collaborative Commonwealth governance.

ITEM 7.01 REGULATION FD DISCLOSURE

Reverse Stock Split:

On August 22, 2014, the Board of Directors of Cardiff International, Inc., a Florida corporation (the “Corporation”) upon filing Articles of Domestication with the state of Florida on August 22, 2014 the Board authorized and approved a reverse stock split of one for twenty five thousand (1:25,000) of the Corporation's total issued and outstanding shares of common stock (the “Stock Split”). The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) current trading price of the Corporation’s shares of common stock on the OTC QB Market and potential to increase the marketability and liquidity of the Corporation’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other exchanges; and (iv) posturing the Corporation and its structure in favorable position in order to effectively negotiate with potential acquisition candidates. The ticker symbol shall have a “D” placed on our symbol (CDIFD) for twenty business days from the effective date of September 12, 2014 of the Stock Split. After twenty business days has passed, the Corporation's trading symbol will revert back to "CDIF".

The change in domicile was effectuated on September 2, 2014 under the laws of the state of Florida. The Stock Split was effectuated on September 12, 2014 upon filing the appropriate documentation with FINRA. The Stock Split decreased the Corporation's total issued and outstanding shares of common stock from 2,516,819,560 to 100,673 shares of common stock. The common stock remained at $0.00001 par value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 3.1 - Articles of Incorporation

Exhibit 3.2 - Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDIFF INTERNATIONAL, INC.

DATED: September 15, 2014	/s/ Kathleen Roberton
Kathleen Roberton
Title: Chief Executive Officer